UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2024

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40641	83-3492907
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 452-4825

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger and Share Exchange Agreement

On September 23, 2024, Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company” or “KAVL”), entered into a definitive Merger and Share Exchange Agreement (the “Merger Agreement”) with Delta Corp Holdings Limited, a company incorporated in England and Wales (together with its successors and assigns, “Delta”), Delta Corp Holdings Limited, a Cayman Islands exempted company (“Pubco”), KAVL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), and Delta Corp Cayman Limited (the “Seller”). The Company, Delta, Pubco, Merger Sub and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

Merger and Share Exchange

Pursuant to the Merger Agreement, the Parties will effect a merger and share exchange involving the following transactions:

(a)	Pubco shall acquire all of the issued and outstanding shares of Delta from each holder of Delta shares in exchange for the issuance by Pubco of ordinary shares in the capital of Pubco (the “Share Exchange”); and
(b)	immediately following to the completion of the Share Exchange, Merger Sub shall merge with and into KAVL (the “Merger”), with KAVL continuing as the surviving entity in the Merger.;

Upon consummation of the transactions contemplated by the Merger Agreement, including the Share Exchange and the Merger, each of KAVL and Delta will become wholly owned subsidiaries of Pubco. The Share Exchange, the Merger and the transactions related thereto are referred to herein as, the “Business Combination.”

In connection with the Merger:

(i)	All of the issued and outstanding shares of KAVL Series B Preferred Stock shall convert into shares of KAVL common stock at a conversion rate of approximately 0.4 shares of KAVL common stock for every share of KAVL Series B Preferred Stock and be included as outstanding shares of KAVL common stock immediately prior to the Merger;
(ii)	Each outstanding KAVL stock option, if it has not been exercised prior to the Merger, shall be cancelled, retired and/or terminated and cease to represent a right to acquire, be exchanged for or convert into KAVL common stock;
(iii)	Each issued and outstanding share of KAVL common stock immediately prior to the Merger shall automatically be converted into the right to receive one Pubco Ordinary Share (the “Merger Consideration”), following which all such shares of KAVL common stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist; and
(iv)	Each KAVL common warrant issued and outstanding immediately prior to the Merger shall be converted into one (1) Pubco ordinary warrant, and each KAVL pre-funded warrant issued and outstanding immediately prior to the Merger shall be converted into one (1) Pubco pre-funded warrant. Each of the Pubco ordinary warrants shall have, and be subject to, substantially the same terms and conditions set forth in the KAVL common warrants, and each of the Pubco pre-funded warrants shall have, and be subject to, substantially the same terms and conditions set forth in the KAVL pre-funded warrants, except that they shall represent the right to acquire Pubco ordinary shares in lieu of shares of KAVL common stock.

The Business Combination transactions value Pubco as of the Closing as having an equity valuation of $301 million. KAVL expects that the holders of KAVL Common Stock and the holders of Delta Shares will hold approximately 10% and 90% (inclusive of shares to be distributed to advisors), respectively, of the Pubco Ordinary Shares immediately after the closing of the Business Combination (the “Closing”).

In addition, after the Closing the holders of Delta Shares (inclusive of shares to be distributed to financial advisors) will be entitled to receive an earnout of an additional $30,000,000 in Pubco Ordinary Shares (based on a share price equal to $31 million divided the number of outstanding shares of KAVL immediately prior to the Closing) based on Pubco’s consolidated revenue, net income and EBITDA for the fiscal year ended December 31, 2025.

Representations and Warranties; Covenants

Pursuant to the Merger Agreement, the Parties (other than Merger Sub) made customary representations and warranties for transactions of this type . All of the representations and warranties of the Parties will not survive Closing. The covenants and agreements of the Parties Sellers that by their terms are to be performed at or after the Closing shall, in each case, survive until fully performed. In addition, the parties to the Merger Agreement agreed to be bound by certain covenants that are customary for transactions of this type, including obligations of the parties during the period (the “Interim Period”) between the date of the execution of the Merger Agreement and the Closing to use commercially reasonable efforts to operate their respective businesses in the ordinary course, and to refrain from taking certain specified actions without the prior written consent of the other party, in each case, subject to certain exceptions and qualifications. The covenants and agreements of the Parties that are by their terms to be performed prior to the Closing will not survive the Closing. The covenants and agreements of the Parties that by their terms are to be performed at or after the Closing shall, in each case, survive until fully performed.

Closing Conditions

Pursuant to the Merger Agreement, the obligations of the parties to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the representations and warranties of the Company, Delta, Pubco and Sellers being true and correct subject to the materiality standards contained in the Merger Agreement; (ii) material compliance by the Parties of their respective pre-closing covenants and agreements, subject to the standards contained in the Merger Agreement; (iii) the approval by the Company’s stockholders of the Business Combination and certain other matters; (iv) the absence of any Material Adverse Effect (as defined in the Merger Agreement) with respect to Delta, Pubco or KAVL since the effective date of the Merger Agreement that is continuing and uncured; (v) the consummation of the Share Exchange; (vi) the expiration or termination, as applicable, of any waiting period (and any extension thereof) applicable to the consummation of the Merger Agreement under any antitrust laws; (vi) the receipt of certain specified regulatory or third party consents; (vii) no governmental authority of competent jurisdiction shall have enacted any law or order in effect at the time of Closing which has the effect of making the Merger or other ancillary transactions illegal or otherwise prohibiting consummation of the Merger or ancillary transactions (a “Legal Restraint”); (viii) the Registration Statement (as defined below) being declared effective by the U.S. Securities and Exchange Commission (the “SEC”); (ix) the memorandum and articles of incorporation of Pubco have been amended and restated as mutually agreed upon by Pubco, Delta and KAVL; (x) the entry into certain ancillary agreements as of the Closing, including a new registration rights agreement with Pubco in form and substance reasonably acceptable to KAVL and Delta; (xi) the approval of the listing of the Pubco Ordinary Shares on Nasdaq (or such other national securities exchange); (xii) KAVL having no indebtedness, no outstanding convertible securities other than the KAVL warrants and sufficient cash and cash equivalents to pay its unpaid transaction expenses, (xiii) the amendment of certain engagement agreements with a financial advisor being in full force and effect; and (xiv) the receipt of certain closing deliverables.

The Conduct of Business During the Interim Period

During the Interim Period, the conduct of the Company’s and Delta’s respective businesses will be subject to the restrictions contained in the Merger Agreement, which include, without limitation, restrictions on: (i) amending, waiving or otherwise changing its organizational documents; (ii) issuing, granting selling, pledging or disposing its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards; (iii) taking corporate actions such as stock splits, combinations, recapitalizations, subdivisions or pay any dividends or make any other distributions on its equity or redeem, purchase or otherwise acquire any of its securities; (iv) incurring or guaranteeing any indebtedness not made in the ordinary course of business in excess of specified thresholds; (v) terminating, waiving or assigning any material right under any material agreement to which the Company is a party or entering into any material contract (other than certain exceptions set forth in the Merger Agreement); (vi) establishing a new subsidiary or new line of business; (vii) failing to keep in force insurance policies or coverage; (viii) waiving, releasing, assigning, settling or compromising litigation in excess of specified thresholds; (ix) mergers and acquisitions activity; (x) adopting a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; (xi) entering into any agreement, understanding or arrangement with respect to the voting or transfer of its equity; (xii) hiring employees and adopting benefit plans; entering into, amending waiving or terminating (other than terminations in accordance with their terms) any transaction with any related party to the Company (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business; and (xiii) authorizing or agreeing to taking any of the foregoing actions.

The Parties covenants during the Interim Period also contain a customary no shop, subject to a customary fiduciary out, requirements regarding the registration statement to be filed by Pubco with the SEC with respect to the Merger Agreement and the Transactions, and the related stockholder meeting to be held by KAVL to approve the Merger Agreement and the Transactions, and certain provisions regarding any financing that may be sought by the Parties in connection with the Transactions.

Indemnification of Directors and Officers

The Parties agreed in the Merger Agreement to customary exculpation, indemnification and advancement of expenses existing in favor of specified current or former directors and officers of KAVL as provided therein.

Post-Closing Board of Directors and Officers of Pubco

The board of directors of Pubco upon the Closing shall be comprised one individual designated by the Company prior to Closing and up to six (6) individuals that are designated by Delta prior to Closing. The chief executive officer and chief financial officer of Pubco upon Closing shall be the same individuals serving in those capacities at Delta prior to Closing.

Termination

The Merger Agreement may be terminated time prior to the Closing, including, among others, (i) by the mutual written consent of the Company and Delta, (ii) by written notice by the Company or Delta to the other if any of the conditions to the Closing have not been satisfied or waived by February 15, 2025; (iii) by written notice by either the Company or Delta to the other if a Legal Restraint has become final and non-appealable; (iv) by written notice by Delta to the Company if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any representation or warranty of the Company becomes untrue or inaccurate, such that the related condition to Closing will not be satisfied; (v) by written notice by the Company to Delta if there has been a breach by Delta of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, or if any representation or warranty of Delta becomes untrue or inaccurate such that the related condition to Closing will not be satisfied; (vi) by written notice by KAVL to Delta, if there shall have been a Material Adverse Effect on the Delta or Pubco following the date of the Merger Agreement which is uncured and continuing; (vii) by written notice by Delta to KAVL, if there shall have been a Material Adverse Effect on KAVL following the date of the Merger Agreement which is uncured and continuing; (viii) by written notice by either the Company or Delta to the other if a special stockholder meeting is held for the purpose of approving the Merger Agreement and Transactions and such approval is not obtained at such meeting; (ix) by written notice by KAVL to Delta or Delta to Kaival, if KAVL accepts a takeover proposal or KAVL’s board of directors changes its recommendation with respect to the Merger Agreement and Transactions, in either case, pursuant to its fiduciary out rights as set forth in the Merger Agreement; or (x) by written notice by Delta to KAVL, if KAVL has not delivered to Delta and Pubco duly executed copies of Voting Agreements by KAVL and the holders of KAVL Securities obligated thereunder representing at least a majority of the outstanding shares of Kaival common stock on or prior to October 31, 2024.

If the Merger Agreement is terminated by KAVL or Delta as a result of a willful breach of a representation, warranty or covenant by the other party, then the breaching party will pay the non-breaching party a termination fee in the amount of $750,000 plus disbursements of all documented, out-of-pocket expenses up to $250,000. In addition, if KAVL or Delta terminate the Merger Agreement, as a result of KAVL accepting a superior offer to the transactions contemplated by Business Combination from a third party, then a termination fee of $1.3 million plus reasonable expenses up to $1 million shall be payable by KAVL to Delta.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement provides investors with information regarding its terms and is not intended to provide any other factual information about the parties. Any terms not defined herein shall have the same meaning attributed to them in the Merger Agreement.

Voting Agreements

Concurrently with the entry into the Merger Agreement, KAVL, Delta and Pubco entered into voting and support agreements (“Voting Agreements”) with certain KAVL executive officers and directors (the “Voting Support Parties”). Pursuant the Voting Agreements, the Voting Support Parties have agreed to vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, their shares of KAVL Common Stock (i) in favor of, and adopt, Business Combination and the Merger Agreement, (ii) in opposition to: (A) any takeover proposal as described in the Merger Agreement and any and all other proposals (x) for the acquisition of KAVL, (y) that could reasonably be expected to delay or impair the ability of KAVL to consummate the Business Combination, or (z) which are in competition with or materially inconsistent with the Merger Agreement or any related agreements; (B) other than as contemplated by the Merger Agreement, any material change in (x) the present capitalization of KAVL or any amendment of KAVL’s organizational documents or (y) KAVL’s corporate structure or business; or (C) any other action or proposal involving any company affiliated with KAVL that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Business Combination or would reasonably be expected to result in any of the conditions to the Closing under the Merger Agreement not being fulfilled.

Each Voting Support Party has also granted Delta (or any designee of Delta) until the termination of the Voting Agreements, an irrevocable proxy and has appointed Delta (or any designee of Delta) as their attorney-in-fact in respect of matters related to the Merger as specified in the Merger Agreement.

Each Voting Support Party has also agreed that until the termination of the Voting Agreement, subject to certain exceptions, the Voting Support Party will not, nor will it cause its Affiliates to without the prior written consent of Pubco and Delta, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a transfer of, any or all of the securities of KAVL, (ii) grant any proxies or powers of attorney with respect to any or all of the securities of KAVL; (iii) permit to exist any lien of any nature whatsoever (subject to certain exceptions) with respect to any or all of the securities of KAVL; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting the Voting Support Party’s ability to perform its obligations under the Voting Agreement.

The Voting Agreements will automatically terminate upon the earlier of (i) the mutual written consent of each of Pubco, Delta, KAVL, and the Voting Support Party, (ii) the effective time of the Merger, and (iii) the date of termination of the Merger Agreement in accordance with its terms.

Delta and Pubco have the right to terminate the Merger Agreement if a majority of holders of KAVL Common Stock have not entered into voting and support agreements substantially similar to the Voting Agreements on or before October 31, 2024.

The foregoing description is only a summary of the Voting Agreement and is qualified in its entirety by reference to the full text of the form of Voting Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Lock-Up Agreements

Concurrently with the entry into the Merger Agreement, Pubco, Delta and Kaival have entered into lock-up agreements with the directors and officers of Kaival and the Sellers. These lock-up agreements provide for a lock-up period commencing on the date of Closing and ending on the earlier of: (a) the six (6)-month anniversary of the date of the Closing (the “Lock-up Period”), (b) the date on which the closing price of Pubco Ordinary Shares on Nasdaq (or other applicable exchange) is at least one-hundred and ten percent (110%) of the Per KAVL Share Price (as defined in the Merger Agreement) for twenty (20) out of thirty (30) consecutive trading days commencing after the Closing, or (c) the date on which Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property. Notwithstanding the foregoing, with respect to the lock-up agreements entered into with the directors and officers of Kaival (but not the lock-up agreements entered into with the Sellers) from and after the three (3) month anniversary of the date of Closing until the end of the Lock-Up Period, the locked-up party shall be permitted to sell or transfer Pubco Ordinary Shares each trading day in an aggregate amount no greater than ten percent (10%) of the trading volume of the Pubco Ordinary Shares as reported on Bloomberg, LP for the prior trading day (as such trading volume is equitably adjusted for stock splits, stock dividends, reorganizations and recapitalizations after the Closing), and any such sales or transfers shall not be a prohibited transfer thereunder.

Pubco, Delta and KAVL have entered into lock-up agreements with the Seller which are similar to the lock-up agreements described above other than the leak out provision.

The foregoing description is only a summary of the lock-up and is qualified in its entirety by reference to the full text of the form of lock-up/leak out agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Prospectus and Proxy Statement

As promptly as practicable after the effective date of the Merger Agreement, Pubco will file with the SEC a Registration Statement on Form F-4 registering the Pubco Securities and containing a prospectus and proxy statement to be delivered to the Company’s stockholders in connection with a special meeting of the Company’s stockholders to consider approval and adoption of (i) the Business Combination; and (ii) such other matters as the parties mutually determine to be necessary or appropriate in order to effect the Business Combination; and (iii) the adjournment of the special meeting of the Company’s stockholders, if necessary, to permit further solicitation and vote of proxies in the reasonable determination of the Company.

Additional Information and Where to Find It

In connection with the proposed Business Combination, Pubco, KAVL and Delta plan to file or cause to be filed relevant materials with the SEC, including a Pubco registration statement on Form F-4 (the “Registration Statement”) that will contain a proxy statement of KAVL and a prospectus for registration of shares of Pubco. The Registration Statement has not been filed with or declared effective by the SEC. Following and subject to the Registration Statement being declared effective by the SEC, its definitive proxy statement/prospectus would be mailed or otherwise disseminated to KAVL’s stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF KAVLARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DELTA, KAVL, THE PROPOSED BUSINESS COMBINATION, AND RELATED MATTERS. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Pubco and KAVL with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by KAVL by directing a written request to: Kaival Brands Innovations Group, Inc., 4460 Old Dixie Highway Grant-Valkaria, Florida. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Business Combination.

Participants in the Solicitation

KAVL and its directors, executive officers and certain other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the shareholders of KAVL with respect to the proposed Business Combination and related matters. Information about the directors and executive officers of KAVL, including their ownership of shares of KAVL Brands common stock, is included in KAVL’s Annual Report on Form 10-K for the year ended October 31, 2023, which was filed with the SEC on February 14, 2024. Additional information regarding the persons or entities who may be deemed participants in the solicitation of proxies from KAVL shareholders, including a description of their interests in the proposed business combination by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents to be filed with the SEC when they become available. The directors and officers of Delta do not currently hold any interests, by security holdings or otherwise, in KAVL.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities in connection with the proposed business combination shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This Form 8-K, including the exhibits thereto contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Business Combination between Pubco, KAVL and Delta. All statements other than statements of historical facts contained in this Form 8-K, including statements regarding Pubco’s, KAVL’s or Delta’s future results of operations and financial position, Pubco’s, KAVL’sand Delta’s business strategy, prospective costs, timing and likelihood of success, plans and objectives of management for future operations, future results of current and anticipated operations of Pubco, KAVL and Delta, and the expected value of the combined company after the transactions, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following risks relating to the proposed Business Combination: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of KAVL’s securities; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the inability to complete the transactions contemplated by the definitive agreement, including due to failure to obtain approval of the shareholders of KAVL or other conditions to closing in the definitive agreement; the inability to obtain or maintain the listing of Pubco ordinary shares on Nasdaq following the business combination; the risk that the transactions contemplated by the Business Combination disrupt current plans and operations of KAVL as a result of the announcement and consummation of these transactions; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; costs related to the Business Combination; changes in applicable laws or regulations; the possibility that Pubco, Delta or KAVL may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties to be identified in the Registration Statement and accompanying proxy statement/prospectus (when available) relating to the transactions, including those under “Risk Factors” therein, and in other filings with the SEC made by Pubco and KAVL. Moreover, Pubco, Delta and KAVL operate in very competitive and rapidly changing environments. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Pubco’s, Delta’s and KAVL’s control, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date they are made. None of Pubco, Delta or KAVL gives any assurance that either Delta or KAVL or Pubco will achieve its expectations. Readers are cautioned not to put undue reliance on forward-looking statements, and except as required by law, Pubco, Delta and KAVL assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

 Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Merger Agreement dated September 23, 2024

10.1	Form of Voting and Support Agreement

10.2	Form of Lock-up Agreement

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

*	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 27, 2024	Kaival Brands Innovations Group, Inc.

	By:	/s/ Mark Thoenes
Mark Thoenes
Chief Executive Officer